UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Roku, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Roku, Inc.

1155 Coleman Avenue

San Jose, California 95110

Notice of Annual Meeting of Stockholders

To Be Held on June 10, 2020 at 9 a.m. PT

To the Stockholders of Roku, Inc.

On behalf of our board of directors, it is our pleasure to invite you to attend the 2020 annual meeting of stockholders of Roku, Inc., a Delaware corporation, or the annual meeting. The annual meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/ROKU2020, originating from San Jose, California, on Wednesday, June 10, 2020 at 9 a.m. Pacific Time, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect one Class I director to serve until our 2021 annual meeting of stockholders.

2.	To elect two Class III directors to serve until our 2023 annual meeting of stockholders.

3.	To consider an advisory vote on Roku’s named executive officer compensation, as described in the proxy materials.

4.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020.

5.	To conduct any other business properly brought before the annual meeting.

These items of business are more fully described in the proxy materials accompanying this notice.

The record date for the annual meeting is April 16, 2020. Only stockholders of record of our Class A common stock and Class B common stock at the close of business on that date may vote at the annual meeting or any adjournment thereof.

On or about April 28, 2020, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access our proxy statement and annual report. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at the following Internet address: www.proxyvote.com. You will be asked to enter the sixteen-digit control number located on your Notice or proxy card.

By Order of the Board of Directors

Anthony Wood

President, Chief Executive Officer and Chairman

San Jose, California

April 28, 2020

You are cordially invited to virtually attend the annual meeting. YOUR VOTE IS IMPORTANT. Whether or not you expect to attend the annual meeting, you are urged to vote and submit your proxy by following the voting procedures described in the proxy card. Even if you have voted by proxy, you may still vote during the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote during the annual meeting, you must follow the instructions from your broker, bank or other agent.

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Voting and Meeting Information

The information provided below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website addressed in this proxy statement are inactive textual references only.

Why did I receive a notice regarding the availability of proxy materials on the Internet?

We have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials, or the Notice, because the board of directors of Roku is soliciting your proxy to vote at the annual meeting, including at any adjournments or postponements thereof. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We expect to mail the Notice on or about April 28, 2020 to all stockholders of record entitled to vote at the annual meeting.

How do I attend and participate in the annual meeting online?

We will be hosting the annual meeting via live webcast only. Any stockholder can virtually attend the annual meeting live online at www.virtualshareholdermeeting.com/ROKU2020. The webcast will start at 9 a.m. Pacific Time. Stockholders may vote and submit questions while attending the meeting online. The webcast will open 15 minutes before the start of the meeting. In order to enter the meeting, you will need a control number. Your control number will be included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock (as defined below), or included with your voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/ROKU2020.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 16, 2020 will be entitled to vote at the annual meeting. On the record date, there were 101,744,219 shares of Class A common stock and 18,967,989 shares of Class B common stock outstanding and entitled to vote, together referred to as our common stock.

A list of stockholders entitled to vote will be available for 10 days prior to the annual meeting at our headquarters, 1155 Coleman Avenue, San Jose, California 95110. If you would like to view the stockholder list, please contact our Investor Relations Department with an electronic mail message to ir@roku.com to schedule an appointment or for alternative arrangements to the extent office access is impracticable due to the recent COVID-19 pandemic. In addition, a list of stockholders of record will be available during the annual meeting for inspection by stockholders of record for any legally valid purpose related to the annual meeting at www.virtualshareholdermeeting.com/ROKU2020.

Stockholder of Record: Shares Registered in Your Name

If, on April 16, 2020, your shares of common stock were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC., then you are a stockholder of record. As a stockholder of record, you may vote online during the annual meeting or vote by proxy. Whether or not you plan to virtually attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on April 16, 2020, your shares of common stock were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in

“street name” and the Notice will be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to virtually attend the annual meeting. Since you are not the stockholder of record, you may vote your shares online during the annual meeting only by following the instructions from your broker, bank or other agent.

What matters am I voting on?

There are four matters scheduled for a vote:

•	Election of one Class I director to hold office until our 2021 annual meeting of stockholders;

•	Election of two Class III directors to hold office until our 2023 annual meeting of stockholders;

•	Approval, on an advisory basis, of the compensation of our Named Executive Officers, as described in this proxy statement; and

•	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020.

What if another matter is properly brought before the annual meeting?

Our board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the board of directors or you may “Withhold” your vote for any nominee you specify. With regard to the advisory vote on the approval of our Named Executive Officer compensation, you may vote “For”, “Against” or you may “Abstain” from voting on that matter. For the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote online during the annual meeting, vote by proxy through the Internet, vote by proxy over the telephone, or vote by proxy using a proxy card that you may request. Whether or not you plan to virtually attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the annual meeting, you may still attend the annual meeting online and vote during the meeting. In such case, your previously submitted proxy will be disregarded.

•	To vote online during the annual meeting, follow the provided instructions to join the meeting at www.virtualshareholdermeeting.com/ROKU2020, starting at 9 a.m. Pacific Time on June 10, 2020.

•	To vote online before the annual meeting, go to www.proxyvote.com.

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To vote by toll-free telephone at 1-800-690-6903 if you are a stockholder of record or 1-800-454-8683 if you are a “beneficial” stockholder (be sure to have your Notice or proxy card in hand when you call).

•	To vote by mail, simply complete, sign and date the proxy card or voting instruction card, and return it promptly in the envelope provided.

If we receive your vote by Internet or phone or your signed proxy card up until 11:59 p.m. Eastern Time the day before the annual meeting, we will vote your shares as you direct.

To vote, you will need the control number. The control number will be included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name”.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online during the annual meeting, you must follow the instructions from your broker, bank or other agent.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware that you must bear any costs associated with your Internet access.

Can I change my vote?

Yes. Subject to the voting deadlines above, if you are a stockholder of record, you may revoke your proxy at any time before the close of voting using one of the following methods:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a written notice that you are revoking your proxy to our Secretary at 1155 Coleman Avenue, San Jose, California 95110.

•	You may attend and vote online during the annual meeting. Simply attending the annual meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by such party.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote during the annual meeting, or through the Internet, by telephone or by completing your proxy card before the meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner or (ii) the broker lacked discretionary authority to vote the shares. Abstentions represent a stockholder’s affirmative choice to decline to vote on a proposal, and occur when shares present at the annual meeting are marked “abstain.” Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present but have no effect on the outcome of matters voted.

A broker has discretionary authority to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters.

Proposals 1, 2 and 3 are non-routine matters so your broker or nominee may not vote your shares on Proposals 1, 2 or 3 without your instructions. Proposal 4 is a routine matter so your broker or nominee may vote your shares on Proposal 4 even in the absence of your instruction.

Please instruct your bank, broker or other agent to ensure that your vote will be counted.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote, your shares will be voted FOR the election of the nominee for Class I director, FOR the election of each nominee for Class III director, FOR the advisory approval of our Named Executive Officer compensation, and FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. If any other matter is properly presented at the annual meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

How many votes do I have?

Each holder of Class A common stock will have the right to one vote per share of Class A common stock and each holder of Class B common stock will have the right to ten votes per share of Class B common stock. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors.

How do I find out whether I have Class A common stock or Class B common stock?

If you are unsure whether you hold shares of Class A common stock or Class B common stock, you may contact our stock administrator at stockadmin@roku.com.

What vote is required to approve each proposal?

The vote required to approve each proposal is set forth below. Brokers or other nominees who do not receive voting instructions from the beneficial owners of shares of Class A common stock will only have discretion to vote on Proposal 4.

Proposal and Description	Vote Required	Effect of Broker Non-Votes	Effect of Abstentions
1 – Election of one Class I Director	Nominee who receives the highest number of “For” votes will be elected “Withhold” votes will have no effect	No effect	Not applicable

2 – Election of two Class III Directors	Nominees receiving the highest number of “For” votes will be elected “Withhold” votes will have no effect	No effect	Not applicable

3 – Approval, on an advisory basis, of our Named Executive Officer compensation	“For” votes from the holders of a majority of the voting power of the shares present or represented by proxy and entitled to vote on the matter	No effect	Counts against

4 – Ratification of the appointment of Deloitte and Touche LLP as our independent registered public accounting firm for the year ended December 31, 2020	“For” votes from the holders of a majority of the voting power of the shares present or represented by proxy and entitled to vote on the matter	Not applicable[1]	Counts against

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This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent has discretionary authority to vote your shares on this proposal.

Who counts the votes?

We have engaged Broadridge Financial Solutions, Inc. as our independent agent to tabulate stockholder votes. If you are a stockholder of record, and you choose to vote over the Internet (either prior to or during the annual meeting) or by telephone, Broadridge will access and tabulate your vote electronically, and if you choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in street name, as applicable) returns one proxy card to Broadridge on behalf of all its clients.

Who is paying for this proxy solicitation?

We will pay for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals due for next year’s annual meeting?

Requirements for stockholder proposals to be brought before an annual meeting.

Our amended and restated bylaws provide that, for stockholder director nominations or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Secretary at Roku, Inc., 1155 Coleman Avenue, San Jose, California 95110. To be timely for the 2021 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices between February 10, 2021 and March 12, 2021 provided that if the date of that annual meeting of stockholders is earlier than May 11, 2021 or later than July 10, 2021 you must give the required notice not earlier than the 120th day prior to the annual meeting date and not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of that meeting date is first made. A stockholder’s notice to the Secretary must also set forth the information required by our amended and restated bylaws.

Requirements for stockholder proposals to be considered for inclusion in our proxy materials.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and intended to be presented at the 2021 annual meeting of stockholders must be received by us not later than December 29, 2020 in order to be considered for inclusion in our proxy materials for that meeting.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the aggregate voting power of the shares of common stock issued, outstanding and entitled to vote at the annual meeting are present at the meeting or represented by proxy. On the record date, there were 101,744,219 shares of Class A common stock and 18,967,989 shares of Class B common stock outstanding and entitled to vote, together referred to as our common stock. Our Class A common stock has one vote per share and our Class B common stock has ten votes per share. To have a quorum the holders of shares representing an aggregate of 145,712,055 votes must be present or represented by proxy at the annual meeting.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote during the annual meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the annual meeting or the stockholders entitled to vote that are present at the annual meeting or represented by proxy may adjourn the annual meeting to another date.

How can I find out the results of the voting at the annual meeting?

We expect that preliminary voting results will be announced during the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or they may be held in different brokerage or other accounts. Please follow the instructions on each Notices to ensure that all of your shares are voted.

What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?

The Securities and Exchange Commission, or SEC, has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or set of proxy materials addressed to those stockholders. In accordance with a prior notice sent to certain brokers, banks, dealers or other agents, we are sending only one Notice or full set of proxy materials to those addresses with multiple stockholders unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” allows us to satisfy the requirements for delivering Notices or proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of these documents. Householding helps to reduce our printing and postage costs, reduces the amount of mail you receive and helps to preserve the environment. If you currently receive multiple copies of the Notice or proxy materials at your address and would like to request “householding” of your communications, please contact your broker. Once you have elected “householding” of your communications, “householding” will continue until you are notified otherwise or until you revoke your consent.

To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:

Roku, Inc.

Attention: Investor Relations

1155 Coleman Avenue

San Jose, California 95110

Board of Directors

and Corporate Governance

Roku is strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders. Our board of directors has adopted written charters for our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, as well as a Code of Conduct and Business Ethics that applies to all of our employees, officers and directors. The committee charters and the Code of Conduct and Business Ethics, and any waivers or amendments to the Code of Conduct and Business Ethics, are all available on our investor relations website (https://ir.Roku.com) in the “Governance – Governance Overview” section.

Director Independence

Our Class A common stock is listed on The Nasdaq Global Select Market, or Nasdaq. Under the listing requirements and rules of Nasdaq, independent directors must comprise a majority of our board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member. Additionally, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that Messrs. Ahuja, Henricks and Rothrock, Dr. Hunt and Ms. Fyfield do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. Mr. Wood is not independent given his position as our President and Chief Executive Officer and Mr. Hastings is not independent given his status as the Chief Executive Officer of BrightSign LLC, where Mr. Wood is the Chairman of the board of directors and the majority stockholder. Accordingly, a majority of our directors are independent, as required under applicable Nasdaq listing rules. In making this determination, our board of directors considered the current and prior relationships that each non-employee director has with Roku and all other facts and circumstances our board of directors deemed relevant in determining their independence, including their beneficial ownership of our capital stock.

Board Leadership Structure

Mr. Wood serves as the Chairman of our board of directors. Our board of directors believes that the current board leadership structure, coupled with a strong emphasis on board independence, provides effective independent oversight of management while allowing the board and management to benefit from the extensive executive leadership and operational experience of Mr. Wood. Independent directors and management sometimes have different perspectives and roles in strategy development. Our independent directors together with Mr. Hastings bring experience, oversight and expertise from outside of our company, while Mr. Wood brings company-specific experience and expertise.

Executive Sessions of Independent Directors

To encourage and enhance communication among independent directors, and as required under applicable Nasdaq rules, our independent directors met at each regular meeting of the board of directors in executive session without non-independent directors present.

Board Meetings

Our board of directors is responsible for the oversight of company management and the strategy of our company and for establishing corporate policies. Our board of directors and its committees meet throughout the year on a regular schedule, and also hold special meetings and act by written consent from time to time. Our board of directors met five times and acted by unanimous written consent six times during our last fiscal year. During our last fiscal year, each director attended 75% or more of the aggregate of the meetings of our board of directors and of the committees on which he or she served.

We encourage our directors and nominees for director to attend our annual meeting of stockholders. Five of our seven directors attended the 2019 annual meeting.

Committees of the Board of Directors

Our board of directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of the standing committees operates pursuant to a written charter, available on our investor relations website (https://ir.Roku.com) in the “Governance – Governance Overview” section. The table below provides the current membership (M) and chairmanship (C) information for each standing committee. Members serve on these committees until their resignation or until otherwise determined by our board of directors.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Ravi Ahuja	M	M	C
Mai Fyfield	M
Alan Henricks	C
Neil Hunt		M
Ray Rothrock		C	M

Audit Committee

Our board of directors has determined that Messrs. Ahuja and Henricks and Ms. Fyfield are independent under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. Our board of directors has determined that Mr. Henricks is an “audit committee financial expert” within the meaning of SEC regulations. Our board of directors also has determined that each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the board of directors has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector. The Audit Committee met five times and acted by unanimous written consent one time during our last fiscal year.

The primary purpose of the Audit Committee is to discharge the responsibilities of our board of directors with respect to our accounting, financial and other reporting and internal control practices and to oversee our independent registered accounting firm. Specific responsibilities of our Audit Committee include:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

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discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

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reviewing our guidelines and policies on risk assessment and risk management, including financial risk exposures, information security policies and practices and the internal controls regarding information security, and the steps taken by management to monitor and control these exposures;

•	reviewing related party transactions;

•	monitoring management’s preparedness for and response to cyber security incidents;

•

obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•

approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Compensation Committee

Our board of directors has determined each member of the Compensation Committee is independent under Nasdaq listing standards and are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee met six times and acted by unanimous written consent three times during our last fiscal year.

The primary purpose of the Compensation Committee is to discharge the responsibilities of our board of directors to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:

•	reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;

•	reviewing and recommending to our board of directors the compensation of our non-employee directors;

•	reviewing and approving, or recommending that our board of directors approve, the terms of compensatory arrangements with our executive officers;

•	administering our stock and equity incentive plans;

•	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisers;

•

reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans, severance agreements, change of control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate; and

•	reviewing and establishing general policies relating to the compensation and benefits of our employees and reviewing our overall compensation philosophy.

Nominating and Corporate Governance Committee

Each member of the Nominating and Corporate Governance Committee is independent within the meaning of applicable listing standards, is a non-employee director and is free from any relationship that would interfere with the exercise of his or her independent judgment, as determined by the board of directors in accordance with Nasdaq listing requirements. The Nominating and Corporate Governance Committee met three times and acted by unanimous written consent one time during our last fiscal year.

Specific responsibilities of the Nominating and Corporate Governance Committee include:

•	identifying, evaluating and selecting, or recommending that our board of directors approve, nominees for election to our board of directors;

•	evaluating the performance of our board of directors and of individual directors;

•	considering and making recommendations to our board of directors regarding the composition of the committees of the board of directors;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of our corporate governance practices and reporting;

•	reviewing management succession plans;

•	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters; and

•	overseeing an annual evaluation of the board of directors’ and its committees’ performance.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is comprised of Messrs. Ahuja and Rothrock and Dr. Hunt, none of whom is or has been one of our officers or employees. None of our executive officers currently serves, or during fiscal 2019 has served, as a director or member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our Compensation Committee or our board of directors.

For a portion 2019, Mr. Ahuja, a member of our board of directors, our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee, was affiliated with Twenty-First Century Fox, Inc., or 21CF, which was a holder of approximately 5.49% of our total Class A common stock and Class B common stock combined as of December 31, 2018. On March 20, 2019, 21CF was acquired by The Walt Disney Company, or Disney, referred to herein as the acquisition. Subsequent to the acquisition, Mr. Ahuja became a Disney employee. Prior to the acquisition, our shares of common stock held by 21CF were transferred to Fox Corporation, which was not acquired by Disney. Accordingly, following the acquisition, Mr. Ahuja was no longer affiliated with a stockholder that had a larger than 5% ownership interest in us.

In connection with the purchases of our convertible preferred stock prior to our initial public offering, or IPO, in 2017, we entered into an amended and restated investors’ rights agreement with the holders of such stock, including entities affiliated with 21CF, which 21CF transferred its rights to this agreement to Fox Corporation in connection with the share transfer described above. All shares of all classes of our preferred stock were converted into shares of Class B common stock as a result of our IPO. The amended and restated investors’ rights agreement provided, among other things, that such holders of our Class B common stock have the right to request that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing, subject to certain exceptions. Fox Corporation converted its shares of Class B common stock into Class A common stock and sold the shares on the open market on March 16, 2020.

Nominations Process and Director Qualifications

Nomination to the Board of Directors

Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the Nominating and Corporate Governance Committee in accordance with the committee’s charter, our policies, our amended and restated certificate of incorporation and bylaws. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, and employees, as well as candidates that are properly submitted by stockholders in accordance with our bylaws, using the same criteria to evaluate all such candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our board of directors is set forth above under “Voting and Meeting Information”.

Director Qualifications

With the goal of developing a diverse, experienced and highly qualified board of directors, the Nominating and Corporate Governance Committee is responsible for developing and recommending to our board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including qualifications that the committee believes must be met by a committee-recommended nominee for membership on our board of directors and specific qualities or skills that the committee believes are necessary for one or more of the members of our board of directors to possess.

In addition to the qualifications, qualities, and skills that are necessary to meet U.S. legal, regulatory and Nasdaq listing requirements and the provisions of our amended and restated certificate of incorporation, bylaws, and charters of the board committees, the Nominating and Corporate Governance Committee seeks nominees who exhibit integrity, collegiality, sound business judgment and other qualities deemed critical to effective functioning of our board of directors.

Communications with our Board of Directors

Stockholders or interested parties who wish to communicate with our board of directors or with an individual director may do so by mail to our board of directors or the individual director, care of our General Counsel at 1155 Coleman Avenue, San Jose, California 95110. The communication should indicate that it contains a stockholder or interested party communication. All such communication will be reviewed by the General Counsel, in consultation with appropriate directors as necessary, and, if appropriate, will be forwarded to the director or directors to whom the communications are addressed or, if none are specified, to the Chairman of our board of directors.

Code of Conduct and Business Ethics

Our board of directors has adopted a Code of Conduct and Business Ethics that applies to all of our employees, executive officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Code of Conduct and Business Ethics is posted on our investor relations website (https://ir.Roku.com) in the “Governance – Governance Overview” section. We will post amendments to our Code of Conduct and Business Ethics or any waivers of our Code of Conduct and Business Ethics for directors and executive officers on the same website.

Risk Oversight

Our board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance, and to enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. Our board of directors, as a whole, determines the appropriate level of risk for Roku, assesses the specific risks that we face and reviews management’s strategies for adequately mitigating and managing the identified risks. In light of recent events, our board of directors has and will continue to receive regular updates from our management team on the evolving COVID-19 pandemic and is involved in strategy decisions related to the impact of the COVID-19 pandemic on our business. Although our board of directors administers this risk management oversight function, the committees of our board of directors support our board of directors in discharging its oversight duties and addressing risks inherent in their respective areas.

Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Audit Committee also monitors management’s preparedness for and responses to cyber security incidents. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance policies and practices. Our Compensation Committee assesses and monitors whether our compensation philosophy and practices have the potential to encourage excessive risk-taking and evaluates compensation policies and practices that could mitigate such risks.

At periodic meetings of our board of directors and its committees, management reports to and seeks guidance from our board of directors and its committees with respect to the most significant risks that could affect our business, such as legal risks and financial, tax and audit related risks. In addition, among other matters, management provides our Audit Committee periodic reports on our compliance programs and investment policy and practices.

Director Compensation

We compensate non-employee directors for their service on our board of directors with a combination of cash and equity awards, the amounts of which are commensurate with their role and involvement, and consistent with peer company practices. In setting director compensation, we consider the amount of time our directors expend in fulfilling their duties as well as the skill level required of members of our board of directors. Mr. Wood, our President and Chief Executive Officer, does not receive additional compensation for his service as a director.

The Compensation Committee, which is comprised solely of independent directors, has the primary responsibility for reviewing and considering changes to our non-employee director compensation program and recommends changes, if any, to the full board of directors for its consideration and approval. The Compensation Committee periodically reviews and assesses the level, type and form of compensation paid to our non-employee directors with the assistance of its Compensia, its compensation adviser. After consultation with Compensia pursuant to this review process in 2018, including review of non-employee director compensation trends and data from companies comprising our executive officer compensation peer group, the Compensation Committee determined to maintain the general structure of the compensation program used in 2018, with certain changes to cash retainer and annual equity grant values described below.

Cash Compensation

During the year ended December 31, 2019, each non-employee director received an annual cash retainer of $45,000 for serving on our board of directors. In addition, the chairperson and members of the Committees of our board of directors received the following additional annual cash retainers:

Board Committee	Chairperson Fee	Member Fee
Audit Committee	$22,500	$10,000
Compensation Committee	15,000	7,500
Nominating and Corporate Governance Committee	10,000	5,000

All annual cash compensation amounts are payable in equal quarterly installments in arrears, on the last day of each quarter for which the service occurred, pro-rated based on the days served in the applicable fiscal quarter.

Equity Compensation

Initial Grant

During the year ended December 31, 2019, any new non-employee director joining our board of directors would have received an equity grant for shares for our Class A common stock equivalent to $320,000 under our 2017 Equity Incentive Plan, or the 2017 Plan, consisting of 50% in stock options vesting monthly over three years from the grant date and 50% in restricted stock units vesting annually over three years from the grant date, each subject to continued service as a director through each applicable vesting date. No new directors joined our board in 2019, and accordingly no such grants were made.

Annual Grant

During the year ended December 31, 2019, on the date of the annual meeting of our stockholders, each continuing non-employee director received an equity grant for shares for our Class A common stock equivalent to $187,500 under our 2017 Plan, consisting of 50% in stock options vesting monthly over one year from the grant date and 50% in restricted stock units vesting on the one-year anniversary measured from the grant date, each subject to continued service as a director through each applicable vesting date.

The exercise price per share of each stock option and the calculation of the number of shares of restricted stock units granted under the non-employee director compensation program are calculated using the fair value of the award based on the closing price of our common stock as reported by Nasdaq on the date of grant. Each stock option will have a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the non-employee director’s continuous service with us.

Vesting Acceleration

In the event of a change of control (as defined in our 2017 Plan), any unvested portion of an equity award granted to our non-employee directors after our IPO will fully vest and become exercisable immediately prior to the effective date of such change of control, subject to the non-employee director’s continuous service with us on the effective date of the change of control.

Non-Employee Director Compensation Table

The following table provides information for all compensation awarded to, earned by or paid to each of our non-employee directors in the year ending December 31, 2019. As a Named Executive Officer, the compensation received by Mr. Wood is shown in the “Executive Compensation – Summary Compensation Table.”

Name	Fees Earned or Paid in Cash	Option Awards(1)	RSU Awards(1)	Total
Ravi Ahuja	$72,500	$93,745	$93,741	$259,987
Mai Fyfield	55,000	93,745	93,741	242,486
Jeffrey Hastings	45,000	93,745	93,741	232,487
Alan Henricks	67,500	93,745	93,741	254,987
Neil Hunt	52,500	93,745	93,741	239,987
Ray Rothrock	65,000	93,745	93,741	252,487

(1)

Amounts shown in this column do not reflect dollar amounts actually received by our non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of each restricted stock unit or stock option, as applicable, granted in 2019, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K, filed with the SEC on March 2, 2020. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. In the case of options, our non-employee directors will only realize compensation to the extent the trading price of our Class A common stock is greater than the exercise price of such stock options.

We also reimburse our directors for their reasonable out-of-pocket expenses in connection with attending meetings of the board of directors and its committees. From time to time, we have granted stock options to certain of our non-employee directors as compensation for their services. Mr. Henricks and Dr. Hunt hold options to purchase shares of our Class B common stock.

Non-Employee Director Compensation for 2020

After consultation with Compensia and pursuant to the compensation review process described above, the Compensation Committee made certain changes to the non-employee director compensation program that were effective as of January 1, 2020. Specifically, the cash retainer for service as chair of the Compensation Committee was increased to $15,500, and the annual equity grant value to be awarded in fiscal year 2020 to our non-employee directors was increased to $200,000. No changes were made to any of the other retainers for board of directors or committee service or to the initial grant made to new members of the board of directors.

Proposal 1

Election of Class I Director

Our board of directors consists of seven directors and is divided into three classes with the members of each class serving as a director for a three-year term, and with the terms of office of the respective classes expiring in successive years.

Our directors currently are divided into the three classes as follows:

•	Class I directors: Ravi Ahuja and Mai Fyfield

•	Class II directors: Jeffrey Hastings and Ray Rothrock

•	Class III directors: Alan Henricks, Neil Hunt and Anthony Wood

The term of the Class III directors will expire at this year’s annual meeting. The terms of office of the directors in Class I and Class II will not expire until the annual meeting of stockholders to be held in 2021 and 2022, respectively. Our board of directors proposes the re-election of Mr. Henricks at this year’s annual meeting to serve as a Class I director for a one-year term expiring at the annual meeting of stockholders to be held in 2021 and until his successor is duly elected and qualified or until his earlier death, resignation or removal. Mr. Henricks has agreed to stand for re-election as a Class I director. If Proposal 1 and Proposal 2 pass, following the annual meeting our directors would be divided into the three classes as follows:

•	Class I directors: Ravi Ahuja, Mai Fyfield and Alan Henricks

•	Class II directors: Jeffrey Hastings and Ray Rothrock

•	Class III directors: Neil Hunt and Anthony Wood

If Mr. Henricks becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for him will instead be voted for the election of a substitute nominee proposed by us.

Our Nominating and Corporate Governance Committee seeks to assemble a board of directors that, as a group, can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgement using its diversity of background and experience in various areas. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of our board of directors’ overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities deemed critical to effective functioning of our board of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTOR NOMINEE

Proposal 2

Election of Class III Directors

As set forth in Proposal 1, our board of directors consists of seven directors and is divided into three classes with the members of each class serving as a director for a three-year term, and with the terms of office of the respective classes expiring in successive years. The term of the Class III directors is expiring at the annual meeting. Our board of directors proposes that Neil Hunt and Anthony Wood, each of whom is currently serving as a Class III director, be elected as a Class III director for a three-year term expiring at the annual meeting of stockholders to be held until 2023 and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal. Dr. Hunt and Mr. Wood have agreed to stand for re-election as Class III directors. As set forth in Proposal 1, Mr. Henricks, whose term of office is expiring at the annual meeting, has agreed to stand for re-election as a Class I director.

Should any nominee become unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us.

Our Nominating and Corporate Governance Committee seeks to assemble a board of directors that, as a group, can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgement using its diversity of background and experience in various areas. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of our board of directors’ overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities deemed critical to effective functioning of our board of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES

Board of Directors Biographies

The following is additional information about each member of our board of directors of the date of this proxy statement, including their professional background, director positions held currently or at any time during the last five years, and the specific qualifications, experience, attributes or skills that caused the Nominating and Corporate Governance Committee and our board of directors to determine that he or she should serve as one of our directors.

Nominee for Election at the 2020 Annual Meeting until the Annual Meeting of Stockholders in 2021

Alan Henricks, 69, has served as a member of our board of directors since May 2012. Since May 2009, Mr. Henricks has served as a board member and consulting CFO to technology companies. In 2019, Mr. Henricks was appointed to the board of directors and the Chairman of the Audit Committee of Motiv Power Systems, Inc. Since March 2014, Mr. Henricks has served as a member of the board of directors of A10 Networks, Inc. Since May 2015 Mr. Henricks has served as a member of the board of directors of Model N. Mr. Henricks served as the consulting CFO for Percolate, Inc. from September 2017 to April 2018, for Ring, Inc. from December 2015 to May 2016 and for Tile, Inc. from January 2014 to November 2015. From November 2014 to June 2015, Mr. Henricks served as a member of the board of directors of Applied Predictive Technologies, Inc. From 2010 to 2015, Mr. Henricks served as a member of the board of directors of Ellie Mae, Inc. Prior to 2009, Mr. Henricks served as Chief Financial Officer of companies including Pure Digital Technologies, Inc., Traiana Inc., Informix Software, Inc., Documentum, Inc., Borland International, Inc., and Maxim Integrated Products, Inc. Mr. Henricks holds a B.S. in Engineering from the Massachusetts Institute of Technology and an M.B.A. from Stanford University. Mr. Henricks was selected to serve on the board of directors because of his extensive experience serving as Chief Financial Officer of both public and private companies, as well as his prior service on public and private company boards.

Nominees for Election at the 2020 Annual Meeting until the Annual Meeting of Stockholders in 2023

Neil Hunt, 58, has served as a member of our board of directors since August 2017. Since January 2019, Dr. Hunt has served as the Chief Strategy Officer of Curai, Inc., a healthcare technology startup, and previously served as its Chief Executive Officer from January 2018 to December 2018. From 1999 to July 2017, he served as Chief Product Officer to Netflix, Inc. Prior to Netflix, Dr. Hunt served in various engineering and product roles at the software test tool company Pure Software and its successors, Pure Atria Corporation and Rational Software. Dr. Hunt is a member of the compensation committee for Logitech International S.A., and has been a non-executive member of its board of directors since September 2010. Dr. Hunt holds a Doctorate in Computer Science from the University of Aberdeen, U.K. and a Bachelor’s degree, a B.Sc. degree and an honorary D.Sc. degree from the University of Durham, U.K. Dr. Hunt was selected to serve on the board of directors because of his extensive experience in the streaming media technology industry, as well as his prior service on a public company board.

Anthony Wood, 54, is our founder and has served as our Chief Executive Officer since October 2002, our Chairman since February 2008 and our President since July 2011. Mr. Wood also served as our President from October 2002 to February 2010, our Chief Financial Officer from October 2002 to July 2010 and our Secretary from February 2008 to February 2011. From September 2010 to present, Mr. Wood has served as chairman of the board of directors of BrightSign LLC, a digital sign controller company, which had been a division of Roku prior to August 2010. Mr. Wood holds a B.S. in Electrical Engineering from Texas A&M University. Mr. Wood was selected to serve on our board of directors due to the perspective and experience he brings as our founder and Chief Executive Officer and his extensive experience in the software, hardware and online entertainment industries.

Directors Continuing in Office Until the Annual Meeting of Stockholders in 2021

Ravi Ahuja, 49, has served as a member of our board of directors since February 2013. Since March 2019, Mr. Ahuja has served as President, Business Operations, and Chief Financial Officer of Walt Disney Television, a media company. From June 2016 to March 2019, Mr. Ahuja served as Chief Financial Officer of Fox Networks

Group, an operating unit of Twenty-First Century Fox, a media company. From April 2010 to June 2016 he served as Executive Vice President, Business Operations and Development, and from May 2007 to March 2010 he served as Senior Vice President, Business Operations, of Fox Networks Group. From 1999 to 2007, Mr. Ahuja served in various executive capacities at Virgin Entertainment Group, Inc., a media company, including ultimately as its Chief Financial Officer. From 1997 to 1999, Mr. Ahuja served as an associate at McKinsey & Co., a management consulting firm. Mr. Ahuja holds a B.S. in Finance and an M.B.A. from the Wharton School at the University of Pennsylvania. Mr. Ahuja was selected to serve on the board of directors because of his management experience and his strong background in finance and global strategic planning.

Mai Fyfield, 50, has served as a member of our board of directors since May 2018. Ms. Fyfield was Chief Strategy Officer at Sky plc, a media and telecommunications company, from 2015 through October 2018, Chief Commercial Officer from 2016 through October 2018, and previously served in various capacities at Sky since 1999 including as its Group Director of Strategy, Deputy Head of Strategy and Deputy Chief Economist. Ms. Fyfield has been an Independent Non-Executive Director at Nationwide Building Society since 2015 and Chair of the Remuneration Committee since September 2019. Ms. Fyfield has been an Independent Non-Executive Director of BBC Commercial Holdings since August 2019. Ms. Fyfield has been an Independent Non-Executive Director of ASOS PLC since November 2019. Ms. Fyfield holds a B.A. in Economics from Cambridge University and a M.A. in Economics from Tufts University. Ms. Fyfield has worked with Roku as a board observer since 2014 until our IPO in 2017, and was selected to serve on the board of directors because of her significant strategic experience in working with media and technology companies and her deep understanding in the growth and development of Roku’s business as an observer.

Directors Continuing in Office Until the Annual Meeting of Stockholders in 2022

Jeffrey Hastings, 55, has served as a member of our board of directors since August 2011. Since August 2009, Mr. Hastings has been Chief Executive Officer of BrightSign LLC, a manufacturer of digital signage media players. From August 2007 to March 2009, Mr. Hastings served as President & General Manager, Digital Media of Corel Corporation, a software company. From August 2005 to August 2007, Mr. Hastings served as General Manager at Pinnacle Systems, Inc., a hardware and software company. From April 2004 to August 2005, Mr. Hastings served as Chief Operating Officer at M-Audio, a hardware and software company. From April 2003 to April 2004, Mr. Hastings served as President at Rio, Inc., a portable audio device company. From August 2001 to April 2003, Mr. Hastings served several roles at SonicBlue Incorporated, a consumer electronics company, with his last position being Vice President, Engineering, Operations and Customer Care. From February 2000 to August 2001, Mr. Hastings served as Executive Vice President of Products at ReplayTV, Inc. Mr. Hastings holds a B.S. in Computer Science from Purdue University. Mr. Hastings was selected to serve on the board of directors because of his extensive experience in working with digital media companies.

Ray Rothrock, 65, has served as a member of our board of directors since August 2014. Since February 2014, Mr. Rothrock has served as Chairman and Chief Executive Officer of RedSeal, Inc., a cyber security company. From 1988 to June 2013, Mr. Rothrock was a Partner at Venrock, a venture capital firm. Since 1994, Mr. Rothrock has served as a member of the board of directors of Check Point Software Technologies Ltd. Mr. Rothrock holds a B.S. in Nuclear Engineering from Texas A&M University, an M.S. in Nuclear Engineering from the Massachusetts Institute of Technology and an M.B.A. from Harvard Business School. Mr. Rothrock was selected to serve on the board of directors because of his extensive experience with technology companies, as well as his prior service on public and private company boards.

Proposal 3

Advisory Vote on the Compensation of Our Named Executive Officers

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and Section 14A of the Exchange Act rules of the SEC, we are seeking approval, on a non-binding and advisory basis, of the compensation of our Named Executive Officers for the year ended December 31, 2019, as described in this proxy statement in the sections entitled “Compensation Discussion and Analysis” and “Executive Compensation”. This non-binding, advisory vote, commonly referred to as a “say-on-pay” proposal or “say-on-pay” vote. The say-on-pay vote is not intended to address any specific items of compensation or the compensation of a specific Named Executive Officer, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement.

As described in more detail under “Compensation Discussion and Analysis,” our compensation philosophy is designed to attract, retain and reward talented individuals. Our compensation practices are guided by market rates and tailored to account for the specific needs and responsibilities of the particular role as well as the unique qualifications of the individual employee and not by the title of a position.

As an advisory vote, this say-on-pay proposal is not binding. However, our board of directors and Compensation Committee, which is responsible for designing the compensation program of our Named Executive Officers, values the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

Advisory approval of this say-on-pay proposal requires the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

Proposal 4

Ratification of Selection of Independent Registered Public Accounting Firm

Our Audit Committee has re-appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020 and has further directed that management submit this selection for ratification by the stockholders at the annual meeting. Although ratification by stockholders is not required by law, we have determined that it is good practice to request ratification of this selection by our stockholders. In the event that Deloitte & Touche LLP is not ratified by our stockholders, the Audit Committee will review its future selection of Deloitte &Touche LLP as our independent registered public accounting firm. Deloitte & Touche LLP has audited our financial statements since 2011. Even if the selection is ratified, our board of directors or the Audit Committee may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Roku and its stockholders.

Representatives of Deloitte & Touche LLP are expected to be present during the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF

DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE YEAR ENDING DECEMBER 31, 2020

Principal Accounting Fees and Services

The following table provides the aggregate fees for services provided by Deloitte & Touche LLP for the years ending December 31, 2018 and 2019.

	Year Ended December 31,
	2018	2019
Audit Fees(1)	$2,898,105	$3,161,542
Audit Related Fees	—	—
Tax Fees(2)	—	97,500
All Other Fees (3)	118,685	382,695

Total Fees	$3,016,790	$3,641,737

(1)

Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K, review of the interim consolidated financial statements included in our quarterly reports and services normally provided in connection with regulatory filings.

(2)	Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.

(3)

Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statement and are not reported under “Audit Fees”. Fees for the year ended December 31, 2019 included professional services rendered in connection with our Registration Statement on Form S-3 related to our at the market offerings.

Pre-Approval Policies and Procedures

Consistent with the requirements of the SEC and the Public Company Accounting Oversight Board, regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation, retaining and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee follows certain procedures for the preapproval of audit and non-audit services rendered by our independent registered public accounting firm, Deloitte & Touche LLP. In following such procedures, the Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. All of the services provided by Deloitte & Touche LLP for the years ending December 31, 2019 and 2018 described above were pre-approved by the Audit Committee or our board of directors. Our Audit Committee has determined that the rendering of services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2019 with the management of Roku. The Audit Committee has discussed with its independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as currently in effect and as adopted by the Public Company Accounting Oversight Board, or PCAOB. The Audit Committee has also received the written disclosures and the letter from its independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to our board of directors that the audited financial statements be included in Roku’s Annual Report on Form 10-K for the year ended December 31, 2019.

Submitted by the Audit Committee

Alan Henricks (Chair)

Ravi Ahuja

Mai Fyfield

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Roku under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Security Ownership of Certain Beneficial Owners and

Management and Related Stockholder Matters

The following table sets forth certain information known to the Company as of April 16, 2020 with respect to the beneficial ownership of our Class A and Class B common stock by:

•	each of our Named Executive Officers;

•	each of our directors;

•	all directors and executive officers as a group; and

•	each person, or group of affiliated persons, known by us to beneficially own more than five percent of our Class A common stock or Class B common stock.

The percentage of shares beneficially owned shown in the table is based on 101,744,219 shares of Class A common stock and 18,967,989 shares of our Class B common stock outstanding as of April 16, 2020. In computing the number of shares of capital stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of our capital stock subject to options held by the person that are currently exercisable or that will become exercisable within 60 days of April 16, 2020 and all restricted stock units held by the person that will vest within 60 days of April 16, 2020. However, we did not deem such shares of our capital stock or restricted stock units outstanding for the purpose of computing the percentage ownership of any other person.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown beneficially owned by them, subject to applicable community property laws. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Except as otherwise noted below, the address for persons listed in the table is c/o Roku, Inc., 1155 Coleman Avenue, San Jose, California 95110. The information provided in the table below is based on our records, information filed with the SEC and information provided to us.

	Shares Beneficially Owned				% of Total Voting Power†
	Class A		Class B
	Shares	%	Shares	%
Executive Officers
Anthony Wood(1)	52,398	*	22,117,719	98.6%	67.9%
Steve Louden(2)	—	—	225,874	1.2%	2.2%
Stephen H. Kay(3)	102,069	*	136,288	*	1.4%
Mustafa Ozgen(4)	9,989	*	—	—	—
Scott Rosenberg (5)	115,237		347,433	1.8%	3.4%
Directors
Ravi Ahuja(6)	12,080	*	—	—	*
Mai Fyfield(7)	7,579	*	—	—	*
Jeffrey Hastings(8)	9,858	*	—	—	*
Alan Henricks(9)	15,080	*	116,866	*	1.2%
Neil Hunt(10)	4,002	*	83,333	*	*
Ray Rothrock(11)	64,053	*	—	—	*
All directors and executive officers as a group (11 persons)(12)	392,345	*	23,027,513	98.7%	68.8%
5% Stockholders
Entities Affiliated with FMR LLC(13)	9,227,467	9.1%	—	—	3.2%
The Vanguard Group(14)	7,854,513	7.7%	—	—	2.7%
Entities Affiliated with Capital Ventures International, LLC(15)	5,938,960	5.8%	—	—	2.0%
BlackRock, Inc.(16).	5,177,477	5.1%	—	—	1.8%

*	Denotes less than 1%.
†

Represents the voting power with respect to all shares of our Class A common stock and Class B common stock, voting as a single class. Each share of Class A common stock will be entitled to one vote per share and each share of Class B common stock will be entitled to ten votes per share.

(1)

Includes (i) 15,806 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days after April 16, 2020 and (ii) 3,452,496 shares of Class B common stock issuable pursuant to outstanding stock options within 60 days after April 16, 2020.

(2)	Consists of 225,874 shares of Class B common stock issuable pursuant to outstanding stock options within 60 days after April 16, 2020.
(3)

Includes (i) 13,621 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days after April 16, 2020, (ii) 2,636 shares of class of Class A common stock issuable pursuant to restricted stock units vesting within 60 days after April 16, 2020 and (iii) 136,288 shares of Class B common stock issuable pursuant to outstanding stock options within 60 days after April 16, 2020.

(4)	Consists of 9,989 shares of class of Class A common stock issuable pursuant to restricted stock units vesting within 60 days after April 16, 2020.
(5)

Includes (i) 67,676 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days after April 16, 2020, (ii) 3,356 shares of class of Class A common stock issuable pursuant to restricted stock units vesting within 60 days after April 16, 2020 and (iii) 347,433 shares of Class B common stock issuable pursuant to outstanding stock options within 60 days after April 16, 2020.

(6)

Includes (i) 8,793 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days after April 16, 2020 and (ii) 1,065 shares of class of Class A common stock issuable pursuant to restricted stock units vesting within 60 days after April 16, 2020.

(7)

Consists of (i) 5,032 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days after April 16, 2020 and (ii) 2,547 shares of class of Class A common stock issuable pursuant to restricted stock units vesting within 60 days after April 16, 2020.

(8)

Consists of (i) 8,793 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days after April 16, 2020 and (ii) 1,065 shares of class of Class A common stock issuable pursuant to restricted stock units vesting within 60 days after April 16, 2020.

(9)

Includes (i) 8,793 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days after April 16, 2020, (ii) 1,065 shares of class of Class A common stock issuable pursuant to restricted stock units vesting within 60 days after April 16, 2020 and (iii) 116,866 shares of Class B common stock issuable pursuant to outstanding stock options within 60 days after April 16, 2020.

(10)

Consists of (i) 2,937 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days after April 16, 2020, (ii) 1,065 shares of class of Class A common stock issuable pursuant to restricted stock units vesting within 60 days after April 16, 2020 and (iii) 83,333 shares of Class B common stock issuable pursuant to outstanding stock options within 60 days after April 16, 2020.

(11)

Includes (i) 1,065 shares of class of Class A common stock issuable pursuant to restricted stock units vesting within 60 days after April 16, 2020 and (ii) 8,793 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days after April 16, 2020.

(12)

Includes (i) 18,893,471 shares held by the directors and executive officers, (ii) 23,853 shares of class of Class A common stock issuable pursuant to restricted stock units vesting within 60 days after April 16, 2020 and (iii) 4,502,534 shares issuable pursuant to stock options exercisable within 60 days after April 16, 2020.

(13)

Based on information contained in a Schedule 13G/A filed on February 7, 2020, FMR LLC (“FMR”) beneficially owns 9,227,467 shares of Class A common stock. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR. Neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. FMR is located at 245 Summer Street, Boston, Massachusetts 02210.
(14)

Based on information contained in a Schedule 13G/A filed on February 12, 2020, The Vanguard Group -23-1945930 beneficially owns 7,854,513 shares of Class A common stock. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(15)

Based on information contained in a Schedule 13G filed on February 10, 2020, entities affiliated with Capital Ventures International beneficially own 5,938,960 shares of Class A common stock. (i) Capital Ventures International has sole voting power and sole dispositive power with respect to 350,000 shares of Class A common stock, (ii) Susquehanna Advisors Group, Inc. has sole voting power and sole dispositive power with respect to 0 shares of Class A common stock, (iii) G1 Execution Services, LLC has sole voting power and sole dispositive power with respect to 12,535 shares of Class A common stock, (iv) Susquehanna Investment Group has sole voting power and sole dispositive power with respect to 452,531 shares of Class A common stock, and (v) Susquehanna Securities, LLC has sole voting power and sole dispositive power with respect to 5,123,894 shares of Class A common stock. G1 Execution Services, LLC, Susquehanna Investment Group and Susquehanna Securities, LLC are affiliated independent broker-dealers which, together with Capital Ventures International and Susquehanna Advisors Group, Inc., may be deemed a group. Susquehanna Advisors Group, Inc. is the investment manager to Capital Ventures International and as such may exercise voting and dispositive power over the shares directly owned by Capital Ventures International. Capital Ventures International and each of its affiliated entities disclaims beneficial ownership of shares owned directly by one another. The address of the principal business office of Capital Ventures International is P.O. Box 897 Windward 1, Regatta Office Park, West Bay Road, Grand Cayman, KY1-1103, Cayman Islands.

(16)

Based on information contained in a Schedule 13G filed on February 7, 2020, BlackRock, Inc. (“BlackRock”) beneficially owns 5,177,477 shares of Class A common stock. BlackRock has sole voting power with respect to 4,719,986 shares of Class A common stock and sole dispositive power with respect to 5,177,477 shares of Class A common stock. The address for BlackRock is 55 East 52nd Street, New York, New York 10055.

Executive Officer Biographies

The following is biographical information for our executive officers as of the date of this proxy statement:

Name	Age	Position
Anthony Wood	54	President, Chief Executive Officer and Chairman
Steve Louden	48	Chief Financial Officer
Stephen H. Kay	59	Senior Vice President, General Counsel and Secretary
Mustafa Ozgen	52	Senior Vice President and General Manager, Account Acquisition
Scott Rosenberg	46	Senior Vice President and General Manager, Platform Business

Steve Louden has served as our Chief Financial Officer since June 2015. From May 2009 to June 2015, Mr. Louden served in various capacities at Expedia, Inc., an Internet travel company, including as its Vice President, Corporate Finance and most recently serving as its Treasurer. Prior to joining Expedia, Mr. Louden has also previously held finance, strategy and planning roles at Washington Mutual, Inc., McKinsey & Company and the Walt Disney Company, and began his career as a financial analyst with Merrill Lynch and Co., Inc. Mr. Louden holds a B.A. in Economics and Mathematics from Claremont McKenna College and an M.B.A. from Harvard Business School.

Stephen H. Kay has served as our Senior Vice President and General Counsel since January 2014 and our Secretary since February 2014. From June 2009 to December 2013, Mr. Kay was a Partner at Hogan Lovells LLP, an international law firm, and he served as the Managing Partner of such law firm’s Los Angeles office from January 2011 to December 2013. From January 2003 to May 2008, Mr. Kay served as Executive Vice President and General Counsel at Gemstar-TV Guide International, Inc., a media and technology company. From January 1995 to December 2002, Mr. Kay was a Partner at Hogan & Hartson LLP, an international law firm. Mr. Kay holds a B.A. in History from the University of California, Berkeley and a J.D. from Boston University School of Law.

Mustafa Ozgen has served as our Senior Vice President and General Manager, Account Acquisition since February 2019. From September 2018 to February 2019 Mr. Ozgen was the Chief Executive Officer and a member of the board of directors of SmartKem Limited, a manufacturer of organic semiconductor materials for flexible displays. From August 2015 to September 2018, Mr. Ozgen served as the Chief Executive Officer and as a member of the board of directors of QD Vision, a nanotechnology display and lighting product company acquired by Samsung Electronics in November 2016. Prior to that, from 2012 to 2015, Mr. Ozgen served as Senior Vice President and General Manager of Home Multimedia Business Unit at Sigma Designs, a semiconductor company. Mr. Ozgen holds a Bachelor’s Degree, Computer Engineering from the Turkish Naval Academy and a Master’s Degree in Computer Science from the Naval Postgraduate School.

Scott Rosenberg has served as our Senior Vice President and General Manager, Platform Business since January 2018. From November 2012 until February 2017, he served as our Vice President of Advertising and from March 2017 to December 2017, he served as General Manager and Senior Vice President of Advertising. Before joining Roku, Mr. Rosenberg co-founded and served as CEO of Umami Co, a companion TV mobile application company. From January 2007 to April 2010, Mr. Rosenberg served as Vice President of Advanced Advertising at Rovi Corporation, where he led advertising sales. From July 2005 to January 2007, Mr. Rosenberg served as Director of Product Management at BlackArrow, Inc., a TV ad serving technology company. Earlier in his career, Mr. Rosenberg held product and engineering roles focused on advertising and video technologies at Replay TV, Analog Devices and Intel Corporation. Mr. Rosenberg holds a B.S.E. in Computer Science from Princeton University and was a Fulbright Fellow to Japan. He also holds an M.S. in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology, and an M.B.A. from the Sloan School at MIT.

Chief Financial Officer Transition

On December 16, 2019, we announced that Steve Louden, our Chief Financial Officer, advised us that, after helping bring on his successor, he plans to step down and return to the Seattle area with his family. We have commenced an executive search for a new chief financial officer.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis summarizes our compensation philosophy, objectives, policies and structure for the Named Executive Officers listed below for 2019.

•	Anthony Wood, President, Chief Executive Officer and Chairman

•	Steve Louden, Chief Financial Officer

•	Stephen H. Kay, Senior Vice President, General Counsel and Secretary

•	Mustafa Ozgen, Senior Vice President and General Manager, Account Acquisition (Mr. Ozgen joined Roku in February 2019)

•	Scott Rosenberg, Senior Vice President and General Manager, Platform Business

The actual compensation provided to our Named Executive Officers for the year ended December 31, 2019 is set forth in detail in the Summary Compensation Table and the other tables under the heading Executive Compensation.

Compensation Philosophy

Our compensation philosophy is designed to establish and maintain an executive compensation program that attracts, retains, and rewards talented executives who possess the skills necessary for the Company to achieve its strategic objectives. As a result, we endeavor to pay competitive total compensation that is guided by market rates and tailored to account for the specific needs and responsibilities of the particular position as well as the unique qualifications of the individual executive. The total compensation paid to our executive officers is comprised of salary and equity awards. We do not pay our executive officers cash bonuses or have equity awards tied to either individual or corporate performance goals because we expect our executives to perform at the highest level regardless of possible bonus payouts or awards. In determining each executive officer’s total compensation, we consider what an executive officer would be paid by another employer, what we would have to pay to replace the executive officer and the amount we would pay to retain the executive officer.

Compensation Setting Process

Role of the Compensation Committee, Chief Executive Officer and Compensation Adviser

Our Compensation Committee is responsible for setting the total compensation for our Named Executive Officers and reports to our board of directors on its discussions, decisions and other actions. Typically, our Chief Executive Officer attends Compensation Committee meetings, makes recommendations to our Compensation Committee regarding the total compensation of the other Named Executive Officers but is not present during discussion, deliberation, and decisions regarding his own compensation. The Compensation Committee then reviews the recommendations and other data and makes decisions as to the total compensation for each Named Executive Officer, as well as the allocation of the amount of total compensation between salary and equity awards.

Our Compensation Committee is authorized, in its sole discretion, to retain the services of compensation consultants, outside legal counsel and such other advisers as necessary to assist with the execution of its duties and responsibilities. During 2019, our Compensation Committee retained Compensia, Inc., a national compensation consulting firm, to serve as its compensation consultant and to assist it with its duties. Compensia performed projects for the Compensation Committee including assisting in determining compensation peer group composition, providing support and specific analyses with regard to compensation data for executive officer and non-employee director compensation, and other ad hoc matters. Compensia uses the competitive market data described below to establish ranges for base salary and equity compensation that are consistent with the practices of the companies in the compensation peer group for the Compensation Committee to consider. Compensia attends certain Compensation Committee meetings, executive sessions and preparatory meetings with the committee chair and certain executive officers, as requested by the Compensation Committee. Compensia does not provide any services directly to the Company and Compensia maintains a conflict of interest policy that is specifically designed to prevent any conflicts of interest. Our Compensation Committee has assessed the independence of Compensia taking into account, among other things, the factors set forth in the SEC’s rules and regulations and the Nasdaq listing standards, and concluded that the engagement of Compensia does not raise any conflicts of interest or similar concerns.

Competitive Positioning

In determining the total compensation for each of our Named Executive Officers, our Compensation Committee, with assistance from Compensia, reviews the compensation practices and levels of our compensation peer group to assess whether individual total compensation is sufficiently competitive to attract and retain our Named Executive Officers. When establishing the peer group in March 2019, the Compensation Committee considered including technology companies with revenues of between 0.5x to 2.0x the Company’s last four quarters’ revenue and a market capitalization of approximately 0.3x to 3.0x of our market capitalization. The Compensation Committee also considered companies with revenue growth of greater than 15% and market capitalization of greater than 2.0x our revenue. After considering input from Compensia, the Compensation Committee approved a peer group comprised of the companies listed below. The Compensation Committee regularly reviews the compensation peer group and the underlying peer selection criteria to assess that it remains appropriate for review and comparison purposes.

2U	LogMeIn	RingCentral	Twilio
Aspen Technology	Monolithic Power Systems	Snap	Ubiquiti Networks
Cornerstone OnDemand	Netflix	Tableau Software	Zendesk
DocuSign	Nutanix	The Trade Desk
HubSpot	Paycom Software	TiVo

When performing its Named Executive Officer total compensation review during 2019, our Compensation Committee’s compensation assessment was informed by information from peer group company filings with the SEC and compensation survey data from Radford/Aon’s Global Technology Survey that included utilizing special cuts of technology companies. In addition to data from our compensation peer group referenced above, our Compensation Committee also reviewed the executive compensation programs of companies with which we compete for talent, including Adobe, Autodesk, eBay, Electronic Arts, Netflix, NVIDIA, salesforce.com, Symantec and Tesla.

Although its analysis of competitive market data provides our Compensation Committee with guiding information and a broad market check, our Compensation Committee does not specifically benchmark compensation for our Named Executive Officers in terms of picking a particular percentile relative to other executives with similar titles at peer group companies. Instead, our Compensation Committee applies its subjective judgment in determining the total compensation for each Named Executive Officer and considers the data above in conjunction with a number of factors, including our compensation philosophy, a Named Executive Officer’s individual skills and expertise, and the scope and criticality of each Named Executive Officer’s role. Our Compensation Committee also considers the beneficial stock ownership of each of the Named Executive Officers and the actual total compensation a Named Executive Officer is expected to earn during the year, including the value of outstanding and unvested equity awards.

Determining Total Compensation

In July 2019, our Compensation Committee conducted its annual review of our compensation philosophy and the total compensation for our Named Executive Officers, other than Mr. Ozgen who as a new executive officer was not eligible for a total compensation review. The competitive market data referenced above were reviewed by our Compensation Committee, with the assistance of Compensia, and used as one reference point in addition to other factors in determining the compensation for such Named Executive Officers. The Compensation Committee determined not to make any changes to our compensation philosophy or the elements of total compensation during its review, and maintained the mix of compensation allocated to each of salary and equity awards at the same percentages as set in 2018, with 35% of total compensation paid in salary and 65% of total compensation awarded in equity for Named Executive Officers, other than our Chief Executive Officer, and 20% of total compensation paid in salary and 80% of total compensation awarded in equity for our Chief Executive Officer. In determining the allocation to the elements of total compensation, the Compensation Committee considered market competitive value.

Salary

We use salary to compensate our Named Executive Officers for services rendered during the year and to recognize the experience, skills, knowledge and responsibilities required of each Named Executive Officer. In July 2019, our Compensation Committee reviewed the total compensation and salaries of our Named Executive Officers, taking into consideration market conditions the competitive market analysis performed by Compensia, the recommendations of our Chief Executive Officer, the annual vesting value of previously granted equity awards, and the desire to retain our highly experienced, skilled, and knowledgeable Named Executive Officers. Following its review and using the factors described above, our Compensation Committee determined that the annual salary levels for each of our Named Executive Officers other than Mr. Ozgen would remain at 2018 levels and that Mr. Ozgen’s salary would be maintained at the level set at the time of his hiring: $1,200,000 for Mr. Wood, $500,000 for Mr. Kay, $700,000 for Mr. Louden, $875,000 for Mr. Ozgen, and $800,000 for Mr. Rosenberg.

In December 2018, our Compensation Committee adopted the Executive Supplemental Stock Option Program, or the Supplemental Option Program, that allows our executive officers to elect to reduce their annual base salary for a given year in exchange for a series of monthly grants of fully-vested stock options under our 2017 Executive Incentive Plan. Each executive officer’s election to participate in the Supplemental Option Program must be made prior to the commencement of the applicable year, and as a result, 2019 was the first year elections could become effective. Pursuant to the Supplemental Option Program, prior to the end of 2018, Mr. Wood elected that for calendar 2019 he would reduce his annual base salary by $500,000 in exchange for monthly grants of vested stock options at an intended valuation equal to the amount of such reduced salary, with such valuation determined by dividing the monthly dollar amount by which Mr. Wood elected to reduce his salary by the quotient of the closing price of our Class A common stock on the date of grant and 2.5. See note 2 to the “Executive Compensation – Summary Compensation Table” and note 3 to “Executive Compensation – Grants of Plan-Based Awards” table below.

Equity Compensation

We view equity awards as a critical element of our total compensation. Although we do not specifically tie any portion of a Named Executive Officer’s compensation to Company performance, the realized value of equity awards bears a direct relationship to our stock price, and therefore, these awards are an incentive for our Named Executive Officers to create long-term value for our stockholders because the value of their equity awards increases when there is an increase in stockholder value.

Generally, the equity awards our Compensation Committee grants in connection with its annual compensation review do not begin to vest immediately or even after one year. It is our Compensation Committee’s intention for each Named Executive Officer to have equity awards that have at least four years of vesting in the future. Since these equity awards do not begin to vest for several years, our equity award vesting also is a means of retaining our Named Executive Officers.

Prior to our Compensation Committee’s annual compensation review and in connection with Mr. Ozgen joining Roku in February 2019, he received an initial equity award in March 2019 of 159,827 restricted stock units, vesting ratably each quarter over four years with the first vesting occurring on June 1, 2019. The vesting of the equity award is subject to Mr. Ozgen’s continuous service with us as of each vesting date.

In July 2019, the Compensation Committee reviewed each Named Executive Officer’s projected actual total compensation, including the vesting value of previously granted equity awards, and determined to grant new equity awards to each of the Named Executive Officers other than Mr. Ozgen (as his March 2019 equity award provided four years of award vesting), with the dollar values set forth in the table below. After the Compensation Committee determined the appropriate dollar value of the equity awards, these Named Executive Officers were provided the opportunity to select whether their equity awards would be granted 100% in the form of stock options, 100% in the form of restricted stock units or 50% in the form of stock options and 50% in the form of restricted stock units. Based on each Named Executive Officer’s selection, in August 2019 the Compensation Committee granted new equity awards as set forth below.

Named Executive Officer	Dollar Value of Equity Award ($)	Stock Options (#)(1)		RSUs (#)(2)
Anthony Wood	$10,800,000	287,730	(3)	—
Steve Louden	$2,405,000	64,073	(4)	—
Stephen H. Kay	$1,430,000	19,049	(5)	7,620	(6)
Scott Rosenberg	$3,640,000	48,488	(7)	19,395	(8)

(1)

The number of stock options was determined by dividing the dollar value of the equity award by the average 60-day trading day closing price of the Company’s Class A common stock, five days prior to the expected grant date and multiplying that number by 2.5. A 60-trading day average stock price was used, rather than a single day stock price, in order to provide a more stabilized stock value less susceptible to possible swings in the market.

(2)

The number of restricted stock units was determined by dividing the dollar value of the equity award by the average 60-day trading day closing price of the Company’s Class A common stock, five days prior to the expected grant date.

(3)	Vests ratably each month over one year with the first vesting date occurring on September 14, 2022, subject to continuous service with us as of each vesting date.
(4)	Vests ratably each month over one year with the first vesting date occurring on July 28, 2022, subject to continuous service with us as of each vesting date.
(5)	Vests ratably each month over one year with the first vesting date occurring on February 4, 2022, subject to continuous service with us as of each vesting date.
(6)	Vests ratably each quarter over one year with the first vesting date occurring on March 1, 2022 subject to continuous service with us as of each vesting date.
(7)	Vests ratably each month over one year with the first vesting date occurring on December 4, 2021, subject to continuous service with us as of each vesting date.
(8)	Vests ratably each quarter over one year with first vesting date occurring on November 15, 2021, subject to continuous services with us as of each vesting date.

No Special Retirement, Health or Welfare Benefits

We have established a retirement plan intended to qualify under Section 401(k) of the Internal Revenue code of 1986, as amended, or the Code, for all U.S.-based employees who satisfy certain eligibility requirements. Currently, we do not match any contributions made to the plan by our employees, including our Named Executive Officers.

All other benefits offered to our Named Executive Officers, such as medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance and accidental death and dismemberment insurance and basic life insurance coverage, are offered on the same basis as offered to our U.S.-based full-time employees.

Limited Perquisites and Other Personal Benefits

In 2019, we did not provide perquisites or other personal benefits to our Named Executive Officers.

Employment, Severance and Change of Control Agreements

The initial terms and conditions of employment of each of Messrs. Louden, Kay, Ozgen and Rosenberg were set forth in written employment terms agreements. Each of these agreements was approved by our Chief Executive Officer or our board of directors. We believed these agreements were necessary to induce these individuals to forego other employment opportunities or leave their current employer for the uncertainty of a demanding position in a new and unfamiliar organization. Mr. Wood, who is our founder and serves as our President and Chief Executive Officer does not have an employment terms agreement. Each of our Named Executive Officers is an “at will” employee and may be terminated at any time, with or without cause, subject to the severance obligations described under “Executive Compensation – Potential Payments on Termination or Change of Control” below, and has executed our standard Employee Proprietary Information and Inventions Assignment Agreement. Each of our Named Executive Officers is also a party to our Amended and Restated Severance Benefit Plan, or Severance Benefit Plan, which provides for certain employee benefits upon a qualifying termination of employment. For a summary of the material terms of the change of control and severance agreements and an estimate of the payments and benefits that may be received by our Named Executive Officers under these agreements, see “Executive Compensation – Potential Payments on Termination or Change of Control” below.

Other Compensation Policies and Practices

Equity Grant Policy

Our board of directors has delegated, in accordance with applicable law, rules and regulations and our certificate of incorporation and bylaws, to an equity award committee comprised of our Chief Executive Officer and our Chief Financial Officer either of whom has the authority to make certain types of equity awards to our employees, other than the executive officers who report directly to the Chief Executive Officer, under the 2017 Equity Incentive Plan. Pursuant to the policy, awards made by the equity award committee must be approved on or before the first of every month. Awards granted by the equity award committee also must be within pre-set guidelines that our Compensation Committee reviews and approves.

Stock Ownership Guidelines

In April 2020, our board of directors, upon the recommendation of our Compensation Committee, adopted mandatory stock ownership guidelines for our board of directors, Chief Executive Officer, and our Senior Vice Presidents reporting directly to our Chief Executive Officer. The Compensation Committee determined that adopting stock ownership guidelines would help align the interests of our directors and executives with those of our stockholders and may act as a risk mitigation device.

The stock ownership guidelines are based on the individual holding “eligible shares” with a value equal to a multiple of his or her annual base salary or annual cash retainer, as follows:

Position	Ownership Guideline
Non-Employee Director	5x annual cash retainer (retainer is currently $45,000)
Chief Executive Officer	5x annual base salary
Senior Vice Presidents Reporting to CEO	1x annual base salary

For purposes of this calculation, “eligible shares” include (1) shares of the Company’s common stock owned outright by such individual and (2) 50% of the intrinsic value of the vested and unexercised in-the-money stock options held by such individual.

Each individual covered by the guidelines will have until the later of December 31, 2024 or the end of the calendar year that is five years from the date that such individual became subject to the guidelines to achieve the minimum ownership requirements. After such achievement period has lapsed, each individual’s compliance will be determined on the first calendar day of each year. In the event that any covered individual fails to satisfy the minimum requirements, our board of directors will have the discretion to take a number of actions as it determines appropriate, including prohibiting the individual from selling any shares acquired through the vesting or the exercise of equity awards, other than shares needed to pay applicable taxes and exercise prices, until the minimum requirements of the guidelines are met.

Clawback Policy

To further align our executive compensation program with the interests of our stockholders, in April 2020 our board of directors, upon the recommendation of Compensation Committee, approved a policy for the recoupment of certain incentive compensation, or the clawback policy. The clawback policy applies to each of our executive officers, as well as certain other senior officers of the Company designated by our board of directors. The clawback policy provides that our board of directors will have the discretion to recover incentive compensation paid to an individual covered by the policy to the extent that (1) the Company is required to restate its financial statements due to material noncompliance with financial reporting requirements and (2) our board of directors determines that the covered individual engaged in misconduct that contributed to such noncompliance. Incentive compensation subject to such recoupment includes any bonus compensation (to the extent we award such compensation) or equity compensation (other than stock options granted under the Supplemental Option Program) granted or earned by the individual during the three fiscal years preceding the determination of misconduct, as well as any excess proceeds received by an individual in a sale of Company common stock acquired pursuant to an equity award when the sale occurred during such three-year period and was following the release of earnings corresponding to the financial statements that were required to be restated.

Anti-Hedging Policy

Under our insider trading policy, all members of our board of directors, executive officers, employees and consultants, and any entities or immediate family members or others whose trading activities are controlled by any of such persons, are prohibited from engaging in hedging transactions to protect against a decline in value of our common stock. Such transactions include, but are not limited to, short sales, transactions in put or call options, margin accounts and other inherently speculative transactions. Additionally, we prohibit members of our board of directors, executive officers, employees and consultants, and any entities or immediate family members or others whose trading activities are controlled by any of such persons, from pledging shares of our common stock as collateral for personal loans.

Say-on-Pay Vote

At our 2019 annual meeting, we held our first non-binding, advisory stockholder vote on the compensation of our Named Executive Officers, which resulted in 98.2% of votes approving our “say-on-pay” proposal (does not include broker non-votes). We value the opinions of our stockholders, and our Compensation Committee will consider the outcome of future stockholder advisory votes, including the vote which will take place at the Annual Meeting, when it makes compensation decisions regarding our Named Executive Officers.

Tax and Accounting Implications

Deductibility of Executive Compensation

Under Section 162(m) of the Code, compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible.

However, Section 162(m) of the Code provides a reliance period exception for corporations such as us that become publicly held before December 20, 2019, pursuant to which the deduction limit under Section 162(m) of the Code does not apply to certain compensation paid (or in some cases, granted) pursuant to a plan or agreement that existed during the period in which the corporation was not publicly held, subject to certain requirements and limitations. Under Section 162(m) of the Code, this reliance period ends upon the earliest of the following: (i) the expiration of the plan or agreement; (ii) the material modification of the plan or agreement; (iii) the issuance of all employer stock and other compensation that has been allocated under the plan; or (iv) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the corporation’s initial public offering occurs. However, the reliance period exception under Section 162(m) of the Code may be repealed or modified in the future as a result of certain changes that were made to Section 162(m) of the Code pursuant to the Tax Cuts and Jobs Act.

Compensation paid to each of the Company’s “covered employees” in excess of $1 million per taxable year generally will not be deductible unless it qualifies for the reliance period exception under Section 162(m) of the Code. Because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m) of the Code, as well as other factors beyond the control of our Compensation Committee, no assurance can be given that any compensation paid by the Company will qualify for the reliance period exception under Section 162(m) of the Code and be deductible by the Company in the future. Although our Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, our Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our Named Executive Officers in a manner consistent with the goals of our executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m) of the Code. Our Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) of the Code if it determines that such modifications are consistent with the Company’s business needs.

No Gross-ups of Parachute Payments and Deferred Compensation

We did not provide any executive officer, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that he might owe as a result of the application of Sections 280G, 4999 or 409A of the Code during 2019, and we have not agreed and are not otherwise obligated to provide any Named Executive Officers with such a “gross-up” or other reimbursement.

Accounting for Stock-Based Compensation

We account for equity compensation paid to our employees under the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718, or FASB ASC Topic 718, which requires us to measure the grant date fair value of our equity-based awards and recognize the grant date fair value as an expense over the requisite service period of the award. This calculation is performed for accounting purposes and reported in the tables under the heading “Executive Compensation,” even though the recipient of the awards may never realize any value from the awards.

Executive Compensation

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to our Named Executive Officers during the years ended December 31, 2019, 2018 and 2017.

Name and Principal Position	Year	Salary		Bonus		Stock Awards(1)		Option Awards(1)	All Other Compensation		Total
Anthony Wood President and Chief Executive Officer	2019	$1,200,000	(2)	$—		—		$11,459,221	$16,303	(3)	$12,675,524
	2018	1,084,615		—		—		$6,956,043	296,003	(4)	8,336,661
	2017	835,577		—		—		3,346,500	15,103	(3)	4,197,180

Steve Louden Chief Financial Officer	2019	$700,000		$—		—		$2,551,791	$16,303	(3)	$3,268,094
	2018	627,885		—		—		3,659,576	16,003	(3)	4,303,464
	2017	575,000		—		—		278,200	15,103	(3)	868,303

Stephen H. Kay(5) Senior Vice President, General Counsel and Secretary	2019	$500,000		$—		$768,439		$758,651	$16,303	(3)	$2,043,393
	2018	500,000		—		1,182,572		1,307,048	16,003	(3)	3,005,623

Mustafa Ozgen(6) Senior Vice President and General Manager, Account Acquisition	2019	$740,385		$100,000	(7)	$11,040,849	(8)	—	$64,368	(9)	$11,945,602

Scott Rosenberg Senior Vice President and General Manager, Platform Business	2019	$800,000		$—		$1,955,889		$1,871,855	$16,303	(3)	$4,644,047
	2018	641,346		—		3,323,536		3,447,558	16,003	(3)	7,428,443
	2017	500,769		—		—		1,133,250	15,103	(3)	1,649,122

(1)

Amounts shown in this column do not reflect dollar amounts actually received by our Named Executive Officers. Instead, these amounts reflect the aggregate grant date fair value of each restricted stock unit or stock option, as applicable, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Notes 11, 9 and 7 to our consolidated financial statements included in our Annual Report on Form 10-K, filed with the SEC on March 2, 2020, March 1, 2019 and March 1, 2018, respectively. In the case of stock options, our Named Executive Officers will only realize compensation to the extent the trading price of our Class A common stock is greater than the exercise price of such stock options.

(2)

Pursuant to the Supplemental Option Program, in 2018 Mr. Wood elected to forego $500,000 of this amount during 2019 in exchange for monthly grants of vested stock options at an intended valuation equal to the amount of such foregone salary. Such stock option grants are reflected in the “Grants of Plan-Based Awards” table below.

(3)	Represents medical and life insurance premiums paid on behalf of the Named Executive Officer.
(4)

Represents medical and life insurance premiums in the amount of $16,000 paid and an HSR Act filing fee in the amount of $280,000 paid by the Company on behalf of Mr. Wood. This amount was imputed as income to Mr. Wood and he was responsible for any taxes due as a result of the Company paying the HSR Act filing fee; he was not provided a tax gross-up payment.

(5)	Mr. Kay was not a Named Executive Officer prior to 2018.
(6)	Mr. Ozgen was not a Named Executive Officer prior to 2019. He joined the Company in February 2019.
(7)	Represents a one-time signing bonus of $100,000 in connection with Mr. Ozgen joining the Company in February 2019.
(8)	As this grant was Mr. Ozgen’s initial equity award made in connection with his joining the Company in February 2019, it represents four years of award vesting.
(9)	Represents medical and life insurance premiums paid on behalf of Mr. Ozgen, as well as a relocation benefit paid in connection with his joining the Company in February 2019.

Pay Ratio

As required by Section 953(b) of Dodd Frank and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our “median employee” and the annual total compensation of Anthony Wood, our Chief Executive Officer, during 2019. We consider the pay ratio specified to be a reasonable estimate, calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K.

For 2019, our last completed fiscal year:

•	The annual total compensation of the median employee of the Company (excluding our Chief Executive Officer) was $258,941;

•	The annual total compensation of our Chief Executive Officer, as reported in the “Summary Compensation Table” above, was $12,675,524; and

•	The ratio of the annual total compensation of our Chief Executive Officer to the median employee’s annual total compensation is 49:1.

To determine the median employee of the Company (other than the Chief Executive Officer), the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

•	We selected December 31, 2019 (our fiscal year end) as the date upon which we would identify our employee population and median employee.

•	As permitted by SEC rules, we determined to exclude:

○	all of our employees who were employed by dataxu, Inc., or dataxu, immediately prior to our acquisition of dataxu on November 8, 2019, which, as of December 31, 2019 were 199 employees, and

○

all of our employees located in China, which constituted 54 employees and approximately 3.7% of our total employee population of 1,478 employees globally, with such total employee population consisting of 1,318 U.S. employees and 160 non-U.S. employees (excluding, in each case, the former dataxu employees).

•

Using our Human Resources records, we determined that, as of December 31, 2019, our employee population, excluding the groups mentioned above, consisted of 1,424 employees globally, including active full-time, part-time, and temporary employees.

•

We used the total compensation of each employee, consisting of salary (including target commission, where applicable) and equity awards, as a consistently applied measure to identify our median employee. In making this determination, we annualized the compensation of all newly hired employees during this period. For hourly employees, we used a reasonable estimate of hours worked multiplied by the employee’s hourly rate as a reasonable estimate of salary.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Grants of Plan-Based Awards in 2019

The following table shows for the year ended December 31, 2019, certain information regarding grants of plan-based awards to our Named Executive Officers.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Anthony Wood	8/1/19	—		287,730	(2)	100.85	11,459,221
	2/1/19	—		2,304	(3)	45.21	37,381
	3/1/19	—		1,507	(3)	69.08	37,544
	4/1/19	—		1,508	(3)	69.11	37,105
	5/1/19	—		1,635	(3)	63.69	36,891
	6/3/19	—		1,161	(3)	89.71	36,117
	7/1/19	—		1,140	(3)	91.37	35,575
	8/1/19	—		1,033	(3)	100.85	35,364
	9/3/19	—		664	(3)	156.88	34,939
	10/1/19	—		1,017	(3)	102.40	35,309
	11/1/19	—		711	(3)	146.50	35,305
	12/2/19	—		766	(3)	136.07	35,534

Steve Louden	8/1/19	—		64,073	(4)	100.85	2,551,791

Stephen Kay	8/1/19	7,620	(5)	19,049	(6)	100.85	1,527,090

Mustafa Ozgen	3/1/19	159,827	(7)	—		—	11,040,849

Scott Rosenberg	8/1/19	19,395	(8)	48,488	(9)	100.85	3,827,744

(1)

Amounts shown in this column do not reflect dollar amounts actually received by our Named Executive Officers. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted in 2018, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K, filed with the SEC on March 1, 2019. Our Named Executive Officers will only realize compensation to the extent the trading price of our Class A common stock is greater than the exercise price of such stock options.

(2)	Vests ratably each month over one year with first vesting date to occur on September 14, 2022, subject to continuous service with us as of each vesting date.
(3)

Pursuant to the Supplemental Option Program, such options were granted, and vested upon grant, in exchange for Mr. Wood’s foregone salary as described in footnote (2) to the “Summary Compensation Table” above.

(4)	Vests ratably each month over one year with first vesting date to occur on July 28, 2022, subject to continuous service with us as of each vesting date.
(5)	Vests ratably each quarter over one year with first vesting date to occur on March 1, 2022, subject to continuous service with us as of each vesting date.
(6)	Vests ratably each month over one year with first vesting date to occur on February 4, 2022 subject to continuous service with us as of each vesting date.
(7)	Vests ratably each quarter over four years with first vesting date to occur on June 1, 2019, subject to continuous service with us as of each vesting date.
(8)	Vests ratably each quarter over one year with first vesting date to occur on November 15, 2021, subject to continuous service with us as of each vesting date.
(9)	Vests ratably each month over one year with first vesting date to occur on December 4, 2021, subject to continuous service with us as of each vesting date.

Outstanding Equity Awards as of December 31, 2019

The following table presents information regarding outstanding equity awards held by our Named Executive Officers as of December 31, 2019.

	Grant Date	Vesting Commencement Date	Option Awards						Stock Awards
Name			Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Anthony Wood	7/24/2012	9/18/2012	1,333,333	(1)(2)	—		2.76	7/24/2022	—		—
	7/24/2012	7/24/2012	166,667	(1)	—		2.76	7/24/2022	—		—
	8/11/2015	8/11/2015	1,139,163	(2)(3)(4)	—		5.64	8/10/2025	—		—
	8/15/2017	8/12/2019	833,333	(2)(5)	—		8.82	8/14/2027	—		—
	8/19/2018	8/13/2021	—		272,553	(6)	56.07	8/18/2028	—		—
	8/1/2019	8/14/2022	—		287,730	(6)	100.85	7/31/2029	—		—
	2/1/2019	2/1/2019	2,304	(7)	—		45.21	1/31/2029	—
	3/1/2019	3/1/2019	1,507	(7)	—		69.08	2/28/2029	—		—
	4/1/2019	4/1/2019	1,508	(7)	—		69.11	3/31/2029	—		—
	5/1/2019	5/1/2019	1,635	(7)	—		63.69	4/30/2029	—		—
	6/3/2019	6/3/2019	1,161	(7)	—		89.71	6/02/2029	—		—
	7/1/2019	7/1/2019	1,140	(7)	—		91.37	6/30/2029	—		—
	8/1/2019	8/1/2019	1,033	(7)	—		100.85	7/31/2029	—		—
	9/3/2019	9/3/2019	664	(7)	—		156.88	9/02/2029	—		—
	10/1/2019	10/1/2019	1,017	(7)	—		102.40	9/30/2029	—		—
	11/1/2019	11/1/2019	711	(7)	—		146.50	10/31/2029	—		—
	12/2/2019	12/2/2019	766	(7)	—		136.07	12/01/2029	—		—

Steve Louden	7/3/2015	6/26/2015	17,543	(1)(2)	—		5.70	7/2/2025	—		—
	5/17/2016	5/17/2016	109,848	(2)(4)(8)	—		5.64	5/16/2026	—		—
	5/17/2016	5/17/2016	15,151	(2)(4)(9)	—		5.64	5/16/2026
	5/16/2017	6/26/2019	16,339	(2)(10)	—		6.12	5/15/2027	—		—
	5/16/2017	6/26/2019	66,993	(2)(11)	—		6.12	5/15/2027	—		—
	8/19/2018	6/27/2020	—		147,632	(12)	56.07	8/18/2028	—		—
	8/1/2019	7/28/2022	—		64,073	(6)	100.85	7/31/2029	—		—

Stephen H. Kay	1/23/2014	1/2/2014	3,216	(2)(13)	—		2.94	1/23/2024	—		—
	1/23/2014	1/2/2014	40	(2)(14)	—		2.94	1/23/2024	—		—
	3/23/2015	3/23/2015	14,436	(2)(15)	—		5.64	3/22/2025	—		—
	11/10/2015	1/2/2018	91,603	(2)(16)(17)	—		5.64	11/7/2026	—		—
	5/16/2017	1/2/2019	66,993	(2)(18)	—		6.12	5/15/2027	—		—
	5/16/2017	1/2/2019	—		—		—	—	1,362	(19)	182,372
	8/19/2018	1/3/2020	—		52,728	(12)	56.07	8/18/2028	—		—
	8/19/2018	3/1/2020	—		—		—	—	21,091	(20)	2,824,085
	8/1/2019	1/4/2022	—		19,049	(12)	100.85	7/31/2029	—		—
	8/1/2019	12/1/2021	—		—		—	—	7,620	(21)	1,020,318

Mustafa Ozgen	3/1/2019	6/1/2019	—		—		—	—	129,860	(22)	17,388,254

	Grant Date	Vesting Commencement Date	Option Awards						Stock Awards
Name			Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)

Scott Rosenberg	11/4/2014	11/1/2016	5,247	(1)(23)	—		4.86	11/4/2024	—		—
	11/4/2014	11/1/2016	8,590	(1)(2)	—		4.86	11/4/2024	—		—
	3/23/2015	3/23/2015	10,416	(1)(2)	—		5.64	3/22/2025	—		—
	8/11/2015	8/11/2015	7,236	(1)(2)	—		5.70	8/10/2025	—		—
	8/11/2015	8/11/2015	26,096	(1)(2)(4)	—		5.64	8/10/2025	—		—
	5/17/2016	5/17/2016	1,515	(2)(4)(24)	—		5.64	5/16/2026	—		—
	5/17/2016	5/17/2016	15,151	(2)(4)(25)	—		5.64	5/16/2026	—		—
	11/8/2016	11/2/2018	16,666	(2)(26)	—		5.64	11/7/2026	—		—
	11/15/2016	11/15/2016	52,520	(2)(27)	—		5.64	11/14/2026	—		—
	3/6/2017	2/14/2017	17,543	(2)(28)	—		5.70	3/5/2027	—		—
	3/6/2017	2/14/2017	41,789	(2)(29)	—		5.70	3/5/2027	—		—
	5/16/2017	5/16/2017	61,998	(2)(30)	—		6.12	5/15/2027	—		—
	8/15/2017	08/15/2017	95,666	(2)(31)	—		8.82	08/14/2027	—		—
	7/13/2018	7/13/2018	47,541		53,135	(32)	48.76	7/12/2028	—		—
	7/13/2018	11/15/2018	—		—		—	—	23,492	(33)	3,145,579
	8/19/2018	11/3/2020	—		60,635	(12)	56.07	8/18/2028	—		—
	8/19/2018	11/15/2020	—		—		—	—	24,254	(34)	3,247,611
	8/1/2019	11/4/2021	—		48,488	(12)	100.85	7/31/2029	—		—
	8/1/2019	11/15/2021	—		—		—	—	19,395	(35)	2,596,991

NOTE: Each vesting schedule described below is subject to the Named Executive Officer’s continuous service. Outstanding equity awards granted prior to September 28, 2017 were granted under our 2008 Equity Incentive Plan and outstanding equity awards granted after September 28, 2017 were granted under our 2017 Equity Incentive Plan. The market values of the restricted stock unit awards that have not vested are calculated by multiplying the number of shares underlying the award by $133.90, the closing price of our Class A common stock on December 31, 2019 (the last day of our fiscal year).

(1)	This stock option is fully vested.
(2)

The stock option is early exercisable in full, subject to a right of repurchase in our favor, which lapses as the shares of stock underlying the stock options vest. Any shares that were early exercised will remain subject to our right of repurchase upon the Named Executive Officer’s termination of the service. Upon the closing of a corporate transaction (as defined in the award agreements entered into under our 2008 Equity Incentive Plan) (i) 25% of the shares will vest immediately, and (ii) in the event that the Named Executive Officer’s employment is terminated without cause by Roku or the Named Executive Officer terminates his employment for good reason (in either case, such termination occurring within 12 months following a corporate transaction) then 100% of the unvested shares will vest immediately, subject to the Named Executive Officer signing a general release of all known and unknown claims in a form acceptable to Roku.

(3)

This option is subject to milestone vesting tied to our gross revenue and valuation. In November 2014, Roku’s board of directors determined that certain of these milestones have been met and that 83,333 shares subject to this option vested in September 2014 and 83,333 shares vested in September 2015. This option is early exercisable and to the extent any purchased shares are unvested as of a given date, such shares will remain subject to a right of repurchase by Roku upon the termination of the service of Mr. Wood.

(4)	This stock option was repriced in the fourth quarter of 2016.
(5)	1/48th of the total shares subject to this option grant will vest monthly measured from the vesting commencement date. As of December 31, 2019, 138,888 shares are vested.
(6)	1/12th of the total shares subject to this option grant will vest monthly measured from the vesting commencement date. As of December 31, 2019, no shares are vested.
(7)

Pursuant to the Supplemental Option Program, such options were granted, and vested upon grant, in exchange for Mr. Wood’s foregone salary as described in footnote (2) to the “Summary Compensation Table” above.

(8)	1/48th of the total shares subject to this option grant will vest monthly measured from the vesting commencement date. As of December 31, 2019, 98,405 shares are vested.

(9)	1/48th of the total shares subject to this option grant will vest monthly measured from the vesting commencement date. As of December 31, 2019, 13,572 shares are vested.
(10)	1/12th of the total shares subject to this option grant will vest monthly measured from the vesting commencement date. As of December 31, 2019, 8,169 shares are vested.
(11)	1/12th of the total shares subject to this option grant will vest monthly measured from the vesting commencement date. As of December 31, 2019, 33,496 shares are vested.
(12)	1/24th of the total shares subject to this option grant will vest monthly measured from the vesting commencement date. As of December 31, 2019, no shares are vested.
(13)	This option is fully vested as of December 31, 2019. Mr. Kay previously exercised 330,000 shares.
(14)	This option is fully vested as of December 31, 2019. Mr. Kay previously exercised 102,000 shares.
(15)	This option is fully vested as of December 31, 2019. Mr. Kay previously exercised 72,000 shares.
(16)	This option is fully vested as of December 31, 2019. Mr. Kay previously exercised 24,000 shares.
(17)	This stock option was repriced in the fourth quarter of 2015.
(18)	1/12th of the total shares subject to this option grant will vest monthly measured from the vesting commencement date. As of December 31, 2019, 61,410 shares are vested.
(19)

Consists of unvested shares acquired through the early exercise of a stock option by Mr. Kay on August 13, 2019, at a purchase price of $6.12 per share. The unvested shares are subject to the early exercise and repurchase rights described in note (2) above. 1/12th of the total shares subject to the original option grant have vested monthly since the vesting commencement date of January 2, 2019. As of December 31, 2019, 14,977 shares of the original grant are vested.

(20)	This restricted stock unit award will vest in 8 equal quarterly installments with the first vest occurring on March 1, 2020. As of December 31, 2019, no shares are vested.
(21)	This restricted stock unit award will vest in 4 equal quarterly installments with the first vest occurring on March 1, 2022. As of December 31, 2019, no shares are vested.
(22)	This restricted stock unit award will vest in 16 equal quarterly installments with the first vest occurring on June 1, 2019. As of December 31, 2019, 29,967 shares from this award have vested.
(23)	This option is fully vested as of December 31, 2019. Mr. Rosenberg previously exercised 15,329 shares.
(24)	1/48th of the total shares subject to this option grant will vest monthly measured from the vesting commencement date. As of December 31, 2019, 1,357 shares are vested.
(25)	1/48th of the total shares subject to this option grant will vest monthly measured from the vesting commencement date. As of December 31, 2019, 13,572 shares are vested.
(26)	1/24th of the total shares subject to this option grant will vest monthly measured from the vesting commencement date. As of December 31, 2019, 9,027 shares are vested.
(27)

1/48th of the total shares subject to this option grant will vest monthly measured from the vesting commencement date. As of December 31, 2019, 64,235 shares are vested. Mr. Rosenberg previously exercised 30,813 shares.

(28)	1/48th of the total shares subject to this option grant will vest monthly measured from the vesting commencement date. As of December 31, 2019, 12,426 shares are vested.
(29)

1/48th of the total shares subject to this option grant will vest monthly measured from the vesting commencement date. As of December 31, 2019, 46,600 shares are vested. Mr. Rosenberg previously exercised 24,000 shares.

(30)

1/48th of the total shares subject to this option grant will vest monthly measured from the vesting commencement date. As of December 31, 2019, 53,819 shares are vested. Mr. Rosenberg previously exercised 21,335 shares.

(31)

1/48th of the total shares subject to this option grant will vest monthly measured from the vesting commencement date. As of December 31, 2019, 97,221 shares are vested. Mr. Rosenberg previously exercised 71,000 shares.

(32)	1/36th of the total shares subject to this option grant will vest monthly measured from the vesting commencement date. As of December 31, 2019, 47,541 shares are vested.
(33)	This restricted stock unit award will vest in 12 equal quarterly installments with the first vest occurring on November 15, 2018. As of December 31, 2019, 16,779 from this award have vested.
(34)	This restricted stock unit award will vest in 4 equal quarterly installments with the first vest occurring on November 15, 2020. As of December 31, 2019, no shares are vested.
(35)	This restricted stock unit award will vest in 4 equal quarterly installments with the first vest occurring on November 15, 2021. As of December 31, 2019, no shares are vested.

Stock Option Exercises and Stock Vested in 2019

The following table shows certain information regarding stock option exercises and stock vested by our Named Executive Officers during the year ended December 31, 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Anthony Wood	—	—	—	—
Steve Louden	490,789	36,495,987	—	—
Stephen H. Kay	229,812	25,383,239	—	—
Mustafa Ozgen	—	—	29,967	4,034,457
Scott Rosenberg	80,807	7,731,739	13,424	1,587,287

(1)

The value realized on exercise represents the difference between the exercise price per share of the stock option and the market price of our Class A common stock at the time of exercise. The value realized was determined without considering any taxes that may have been owed.

(2)	The value realized upon vesting of restricted stock units is calculated by multiplying the number of shares vested by the closing price of our Class A common stock on the vest date.

Pension Benefits

Aside from our 401(k) Plan, we do not maintain any pension plan or arrangement under which our Named Executive Officers are entitled to participate or receive post-retirement benefits.

Non-Qualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans or arrangements under which our Named Executive Officers are entitled to participate.

Potential Payments on Termination or Change of Control

Each of our Named Executive Officers participates in our Severance Benefit Plan, which was approved by our board of directors in May 2016 and amended in July 2019. In the event of an involuntary termination without cause not in connection with a change of control event, our Named Executive Officers will be entitled to receive a lump sum cash payment equal to 12 months base salary for our Chief Executive Officer or nine months base salary for all other Named Executive Officers. In addition, in the event that such involuntary termination occurs, or the Named Executive Officer resigns for good reason (as defined in the Severance Benefit Plan), in connection with or within 12 months following a change of control (as defined in the Severance Benefit Plan), the Named Executive Officer will be entitled to receive the lump sum severance payment described above and 100% of his unvested equity awards will vest immediately. All such severance benefits are subject to the participant signing a general release of all known and unknown claims in substantially the form provided in the Severance Benefit Plan.

The following table summarizes the estimated payments and benefits that would be provided to our Named Executive Officers upon termination or a change of control, assuming the triggering event took place on December 31, 2019.

Named Executive Officer(1)	Closing of Corporate Transaction		Involuntary Termination of Employment Without Cause		Involuntary Termination of Employment or Voluntary Resignation for Good Reason Within 12 Months Following a Change of Control
Anthony Wood
Severance Payment	—		$1,200,000	(2)	$1,200,000	(2)
Equity Acceleration	$26,058,292	(3)	—		$117,584,896	(4)
Total	$26,058,292		$1,200,000		$118,784,896
Steve Louden
Severance Payment	—		$525,000	(2)	$525,000	(2)
Equity Acceleration	$4,332,242	(3)	—		$20,602,543	(4)
Total	$4,332,242		$525,000		$21,127,543
Stephen H. Kay
Severance Payment	—		$375,000	(2)	$375,000	(2)
Equity Acceleration	$887,432	(3)	—		$9,465,320	(4)
Total	$887,432		$375,000		$9,840,320
Mustafa Ozgen
Severance Payment	—		$656,250	(2)	$656,250	(2)
Equity Acceleration	—		—		$17,388,254	(4)
Total	—		$656,250		$17,388,254
Scott Rosenberg
Severance Payment	—		$600,000	(2)	$600,000	(2)
Equity Acceleration	$13,751,296	(3)	—		$39,061,671	(4)
Total	$13,751,296		$600,000		$39,661,671

(1)

All of our named executive officers are subject to a better-after-tax provision whereby we would either pay such person (i) the full amount of their severance benefits or, alternatively (ii) an amount of certain severance benefits otherwise payable to them such that the severance benefits will not be subject to the tax imposed by Section 4999 of the Code, whichever produces the better after-tax result for such Named Executive Officer.

(2)

Pursuant to the Severance Benefit Plan, cash severance payments consist of a lump-sum payment equal to the product of multiplying the sum of the Named Executive Officer’s then current monthly base salary (as defined in the Severance Benefit Plan) and the Participant’s Severance Multiplier (12 months for Mr. Wood and nine months for the other Named Executive Officers). This severance payment will be paid on the 60th day following the separation from service.

(3)

Upon the closing of a corporate transaction (as defined in the award agreements entered into under our 2008 Equity Incentive Plan) (i) 25% of the shares granted under our 2008 Equity Incentive Plan will vest immediately, and (ii) in the event that the Named Executive Officer’s employment is terminated without cause by Roku or the Named Executive Officer terminates his employment for good reason (in either case, such termination occurring within 12 months following a corporate transaction) then 100% of the unvested shares will vest immediately, subject to the Named Executive Officer signing a general release of all known and unknown claims in a form acceptable to Roku. The estimated benefit amount of unvested stock options was calculated by multiplying the number of unvested stock options subject to acceleration held by the applicable Named Executive Officer by the difference between the exercise price of the stock option and the closing price of our Class A common stock on December 31, 2019, which was $133.90.

(4)

In the event of a change of control (as defined in our 2017 Plan), any unvested portion of an equity award granted under the 2017 Plan will vest in full and become exercisable immediately prior to the effective date of such change of control, subject to the Named Executive Officer signing a general release of all known and unknown claims in a form acceptable to Roku. The estimated benefit amount of unvested stock options was calculated by multiplying the number of unvested stock options subject to acceleration held by the applicable Named Executive Officer by the difference between the exercise price of the stock option and the closing price of our Class A common stock on December 31, 2019, which was $133.90. The estimated benefit amount of unvested restricted stock units was calculated by multiplying the number of unvested restricted stock units by the closing price of our Class A common stock on December 31, 2019, which was $133.90.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into Roku’s Annual Report on Form 10-K for the year ended December 31, 2019.

Compensation Committee

Ray Rothrock (Chair)

Ravi Ahuja

Neil Hunt

Compensation Risk Assessment

Our Compensation Committee has reviewed our executive and employee compensation programs and does not believe our compensation policies and practices encourage undue or inappropriate risk taking or create risks that are reasonably likely to have a material adverse effect on us.

Certain Relationships and Related Transactions, and Director Independence

The following is a summary of transactions, since the beginning of our last fiscal year, to which we have been a participant, in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Investor Rights Agreement

In connection with the purchases of our convertible preferred stock prior to our initial public offering in 2017, we entered into an amended and restated investors’ rights agreement with certain holders of our common stock, including entities affiliated Twenty-First Century Fox, Inc., or 21CF, with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing. As mentioned in “Board of Directors and Corporate Governance—Compensation Committee Interlocks and Insider Participation” above, Ravi Ahuja was affiliated with 21CF for a portion of 2019. However, on March 20, 2019, 21CF was acquired by Disney in the acquisition. Subsequent to the acquisition, Mr. Ahuja became a Disney employee. Prior to the acquisition, our shares of common stock held by 21CF were transferred to Fox Corporation, which was not acquired by Disney. Accordingly, following the acquisition, Mr. Ahuja was no longer affiliated with a party to our investor rights agreement. In addition, Fox Corporation converted its shares of Class B common stock into Class A common stock and sold the shares on the open market on March 16, 2020.

Independent Contractor Services Agreement with Dr. Neil Hunt

In September 2017, we entered into an Independent Contractor Services Agreement with Dr. Neil Hunt. Under this agreement, Dr. Hunt will provide consulting services to us as may be requested from time to time by our Chief Executive Officer. As compensation for these services, we will pay Dr. Hunt at a rate of $5,000 per day of service, not to equal or exceed $120,000 in any rolling 12-month period. Dr. Hunt has not received any payments under this agreement, which our board of directors has subsequently approved, and Dr. Hunt has agreed to terminate this agreement in the near term.

BrightSign LLC

In 2019, we engaged in transactions with BrightSign LLC, a company in which Mr. Wood is the Chairman of the board of directors and the majority stockholder and Mr. Hastings is such company’s Chief Executive Officer. In these transactions, the Company incurred expenses of $1.2 million for the year ended December 31, 2019. There were no outstanding amounts payable to BrightSign LLC as of December 31, 2019.

Employment Arrangements and Equity Grants

We have entered into written employment terms agreements with our Named Executive Officers other than Mr. Wood and have adopted a Severance Benefit Plan. For more information regarding these arrangements, see “Executive Compensation – Employment, Severance and Change of Control Arrangements” and “Executive Compensation – Potential Payments on Termination or Change of Control.” We have granted equity awards to our Named Executive Officers and members of our board of directors. For a description of these equity awards, see “Compensation Discussion and Analysis,” “Executive Compensation” and “Director Compensation.”

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws will provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and bylaws will also provide our board of directors with discretion to indemnify our employees and other agents when determined appropriate by the board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them.

Related-Party Transaction Policy

We have adopted a policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with us without the prior consent of our Audit Committee, or other independent members of our board of directors in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to our Audit Committee, including, but not limited to, whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related-party’s interest in the transaction.

Other Matters

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of Roku’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Roku. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2019, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except, due to administrative error, a late Form 5 was filed on February 27, 2019 for Mr. Henricks covering one transaction; a late Form 4 was filed on March 18, 2019 for Mr. Rothrock covering two transactions; late Form 4s were filed on June 6, 2019 for Mr. Rosenberg and Mr. Mustafa, each covering one transaction; and a late Form 4 was filed on September 5, 2019 for Mr. Rosenberg covering one transaction.

Annual Report on Form 10-K and SEC Filings

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Our Annual Report and this proxy statement are posted on our website at https://ir.roku.com and are available from the SEC at its website at www.sec.gov. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 is also available without charge upon written request to us via email at ir@roku.com. If you do not have access to the Internet or have not received a copy of our Annual Report, you may request a copy of it or any exhibits thereto without charge by writing to our Secretary at 1155 Coleman Avenue, San Jose, California 95110.

VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/ROKU2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ROKU, INC. ATTN: PAMELA CHRISTINE LILLQUIST 1155 COLEMAN AVENUE SAN JOSE, CA 95110 D15696-P38638 ROKU, INC. The Board of Directors recommends you vote FOR ALL of the following nominees: 1. To elect one Class I director to serve until the 2021 annual meeting of stockholders. For Withhold Nominee: The Board of Directors recommends you vote FOR the following proposal: 1a. Alan Henricks For Against Abstain 4. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020. 2. To elect two Class III directors to serve until the 2023 annual meeting of stockholders. Nominees: Withhold For 2a. Neil Hunt 5. To conduct any other business properly brought before the meeting. 2b. Anthony Wood For Against Abstain The Board of Directors recommends you vote FOR the following proposal: 3. Advisory vote to approve our named executive officer compensation. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D15697-P38638 ROKU, INC. Annual Meeting of Stockholders June 10, 2020 9:00 a.m. Pacific Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Anthony Wood, Steve Louden and Stephen Kay, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ROKU, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Pacific Time on June 10, 2020, live via the internet at www.virtualshareholdermeeting.com/ROKU2020,and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side